Calculation of Filing Fee Tables
S-4
Trump Media & Technology Group Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001	Other	10,713	$ 0.01	$ 107.13	0.000087	$ 0.00
Fees to be Paid	2	Equity	Common stock, par value $0.0001	Other	237,698		$ 16.44	0.000087	$ 0.00
Fees Previously Paid	3	Equity	Common stock, par value $0.0001	Other	292,555,942		$ 20,228.46		$ 2.80
Fees Previously Paid	4	Equity	Warrants	Other	2,880,002		$ 0.00		$ 0.00
Fees Previously Paid	5	Equity	Common stock, par value $0.0001	Other	13,884,201	$ 0.01	$ 138,842.01		$ 19.17
Fees Previously Paid	6	Equity	Common stock, par value $0.0001	Other	6,000,000	$ 9.01	$ 54,060,000.00		$ 7,465.69
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 54,219,194.04		$ 7,487.66
			Total Fees Previously Paid:						$ 7,487.65
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.01
Offering Note
[1]	(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of the Registrant as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. (4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The proposed maximum aggregate offering price is based on the $0.01 per share exercise price of the Warrants. (6) Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by the Fee Rate.

[2]	(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of the Registrant as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

[3]	Rule 457(f) Fee Calculation Details

(1) Represents the estimated maximum number of shares of common stock, par value $0.0001 per share ("Common Stock"), of Trump Media & Technology Group Corp. (the "Registrant") to be issued (or issuable) upon the completion of the merger (the "Merger") contemplated by the Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Merger Agreement"), dated as of December 18, 2025, by and among the Company, T Media Sub, Inc., a Florida corporation and wholly owned subsidiary of the Company, and TAE Technologies, Inc., a Delaware corporation ("TAE"), estimated solely for the purpose of calculating the registration fee. TAE is a private company for which no market exists for its securities, and it has an accumulated capital deficit. Therefore, pursuant to Rule 457(f)(2), the proposed maximum aggregate offering price for the shares expected to be issued (or issuable) pursuant to the Merger is one-third of the aggregate par value of the TAE securities expected to be received by the Registrant in the Merger. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of the Registrant as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. (6) Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by the Fee Rate.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	60,685,395	$ 0.00033333	$ 20,228.26			$ 20,228.26

[4]	(3) Reflects the number of Rollover Warrants to be outstanding at the effective time of the Merger, assuming that a Deemed Liquidation Event does not occur or is waived, and will be converted into a warrant to acquire a number of the Registrant's shares of Common Stock as determined in accordance with the terms of the Merger Agreement. The registration fee with respect to the Warrants has been allocated to the underlying shares of Common Stock issuable upon exercise of such Warrants, and no separate registration fee is required with respect to the securities registered hereby. (6) Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by the Fee Rate.

[5]	(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of the Registrant as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. (4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The proposed maximum aggregate offering price is based on the $0.01 per share exercise price of the Warrants. (6) Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by the Fee Rate.

[6]	(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of the Registrant as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. (3) Reflects the number of Rollover Warrants to be outstanding at the effective time of the Merger, assuming that a Deemed Liquidation Event does not occur or is waived, and will be converted into a warrant to acquire a number of the Registrant's shares of Common Stock as determined in accordance with the terms of the Merger Agreement. The registration fee with respect to the Warrants has been allocated to the underlying shares of Common Stock issuable upon exercise of such Warrants, and no separate registration fee is required with respect to the securities registered hereby. (5) Represents shares of Common Stock to be issued to Yorkville Ives, LLC concurrently with the closing of the Merger as compensation for its advisory services to the Registrant. Pursuant to Rule 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is estimated to be an amount equal to $54,060,000.00, calculated as the product of (i) 6,000,000 shares of Common Stock, and (ii) $9.01, the average of the high and low trading prices of Common Stock on September 24, 2026 (within five business days prior to the date of the original filing of this registration statement). (6) Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by the Fee Rate.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date